SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                Cotelligent, Inc.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)


                                December 31, 1999
                        ---------------------------------

                Date of Report (Date of earliest event reported)



          Delaware                    0-25372                 94-3173918
-------------------------          ------------          -------------------
  (State or other juris-           (Commission           (I.R.S. Employer
diction of incorporation)          File Number)          Identification No.)


101 California Street - Suite 2050, San Francisco, CA              94111
--------------------------------------------------------------------------
 (Address of principal executive offices)                       (Zip Code)



                                 (415) 439-6400
                       ----------------------------------
              (Registrant's telephone number, including area code)

Item 5.  Other Events.

On November 15, 1999, the Company entered into the second amendment (the "Second Amendment") to the Amended and Restated Credit Agreement, dated March 12, 1999, among the Company, its consolidated subsidiaries, BankBoston N.A., as administrative agent, letter of credit issuer and swingline lender, and the other banks and financial institutions party thereto (the "Credit Agreement"). The Second Amendment, among other provisions, required that the Company's net income and EBIT be greater than $1.00 beginning with the fiscal quarter ending December 31, 1999 through the fiscal quarter ending September 30, 2000 and set minimum levels for the Company's EBITDA for the fiscal quarters ending September 30, 1999 through September 30, 2000. The Company's net income and EBIT for the quarter ended December 31, 1999 was not greater than $1.00 and the EBITDA for the quarter ended December 31, 1999 did not meet the minimum levels required by the Second Amendment.

On December 22, 1999, the Company entered into the third amendment (the "Third Amendment") to the Credit Agreement. The Third Amendment required the Company to enter into a capital transaction on or before January 7, 2000 to fund the earnout payment due to sellers pursuant to the agreement to purchase Information System Resources ("ISR") or alternatively, to enter into an agreement with the sellers of ISR with a revised payment schedule. The Company has not yet entered into a capital transaction for such funding nor has it entered any agreement with the ISR sellers.

However, on February 11, 2000, however, the Company entered into a letter agreement with BankBoston N.A. whereby the lenders party to the Credit Agreement (the "Lenders") agreed to waive the defaults set forth above through March 31, 2000. The letter agreement also amended the Credit Agreement so as to (i) terminate the obligation of the Lenders to make available certain revolving acquisition loans, (ii) obligate the Company to deliver all cash presently held and hereafter generated by it and its consolidated subsidiaries to BankBoston N.A., to be used for satisfying the Company's obligations under the Credit Agreement and (iii) terminate the Company's ability to elect LIBOR Rate Loans (as defined in the Credit Agreement). In addition, the Company agreed (a) that no payments will be made to the ISR sellers from working capital loans advanced pursuant to the Credit Agreement or from cash generated from the Company's business and any such payments will be made exclusively from a capital transaction and (b) that any funds received from such a capital transaction will be used to pay the ISR sellers (and the sellers due an earnout payment as a result of the Company's acquisition of MD Technology, Inc.) in full and any remaining funds will be used solely for working capital and not for further acquisitions. Subject to the foregoing, the Company is agreed to pay in full all amounts due to the ISR sellers by March 5, 2000. Finally, the parties also agreed to meet in order to negotiate a mutually acceptable forbearance agreement by March 31, 2000.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

     Exhibit No.                           Exhibit
     -----------              ---------------------------------
        99.1                  Waiver dated February 11, 2000

                                    Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               COTELLIGENT, INC.
                                               (Registrant)



Dated:  February 14, 2000            By:       /S/ James R Lavelle
                                               --------------------
                                               James R. Lavelle
                                               Chairman, Chief Executive Officer
                                               & President

                                  EXHIBIT INDEX


Exhibit No.                        Description                            Page
-----------  -------------------------------------------------------    --------
99.1         Waiver to Amended and Restated Senior Secured Credit
             Agreement, as amended, dated as of February 11, 2000 by and among Cotelligent, Inc., Cotelligent USA, Inc.
             and BankBoston N.A.